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                                                                    EXHIBIT 99.2


ULTRAK ANNOUNCES STOCK TRANSACTION BY GEORGE BROADY


Lewisville, Texas- October 23, 2001- Ultrak, Inc. (NASDAQ: ULTK) today announces that George K. Broady, the Chairman and CEO of Ultrak , has contracted to sell his Ultrak preferred stock holdings (195,351 shares of Series A 12% Convertible Preferred Stock) to Niklaus F. Zenger, a resident of Switzerland, and his assigns. These shares represent 3,255,915 votes. Mr. Broady has also contracted to grant Mr. Zenger a voting proxy on 1,150,000 shares of his common stock for a period of approximately 8 months.